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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the:

         (i) Registration Statement No. 2-78456 on Form S-8 and related Prospectus with respect to the 1982 Long Term Performance Incentive Plan of NL Industries, Inc.; and

         (ii) Registration Statement No. 2-98713 on Form S-8 and related Prospectus with respect to the 1985 Long Term Performance Incentive Plan of NL Industries, Inc.; and

         (iii) Registration Statement No. 33-25913 on Form S-8 and related prospectus with respect to the Savings Plan for Employees of NL Industries, Inc.; and

         (iv) Registration Statement No. 33-29287 on Form S-8 and related Prospectus with respect to the 1989 Long Term Performance Incentive Plan of NL Industries, Inc.

of our report dated February 9, 1994 except for Note 21, as to which the date is February 24, 1994 on our audits of the consolidated financial statements and financial statement schedules of NL Industries, Inc. as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991 which report is included in this Annual Report on Form 10-K.





                                        COOPERS & LYBRAND


Houston, Texas
March 1, 1994